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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PHARMATHENE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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           , 2009

Dear Securityholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of PharmAthene, Inc. to be held on Wednesday, August 5, 2009 at 11:00 a.m. (Eastern Time) at The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement. We are also pleased to invite the holders of our 8% convertible notes to attend the Annual Meeting for the purpose of electing their representatives to our Board.

        We hope that you will be able to attend the Annual Meeting. Whether or not you attend the Annual Meeting, it is important that your shares or notes be represented and voted at the meeting. Therefore, we urge you to submit your proxy by signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card.

        On behalf of PharmAthene, I would like to express our appreciation for your support and continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,
Jordan P. Karp Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 5, 2009

To our Securityholders:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of PharmAthene, Inc. to be held on Wednesday, August 5, 2009 at 11:00 a.m. (Eastern Time) at The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401. The purpose of the Annual Meeting will be to consider the following proposals:

  1.
  to amend the Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board of Directors;

  2.
  to elect up to seven directors to the Board of Directors for a term of one year;

  3.
  to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009; and

  4.
  to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        You are entitled to notice of and to vote at the Annual Meeting on the proposal to amend our Amended and Restated Certificate of Incorporation, for the election of up to five director nominees, on the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009, and at any adjournments or postponements of the Annual Meeting, if you were the holder of record of any shares of our common stock at the close of business on June 24, 2009, the record date for the Annual Meeting fixed by the Board. In addition, if you were the holder of record of any of our 8% convertible notes at the close of business on June 24, 2009, you are entitled to vote at the Annual Meeting on the election of the noteholders' representatives to our Board of Directors.

        Our Board of Directors recommends that our stockholders vote FOR each of the proposals. Our stockholders may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. The vote of each stockholder and noteholder is important to us. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Please see the instructions on your proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is not part of the proxy soliciting material, is enclosed. This Notice of Annual Meeting of Stockholders and the accompanying proxy materials are first being mailed out to stockholders on or about             , 2009.

By Order of the Board of Directors,
Jordan P. Karp Corporate Secretary

Annapolis, Maryland
             , 2009

PHARMATHENE, INC.

Proxy Statement for 2009 Annual Meeting of Stockholders
to be Held August 5, 2009

PHARMATHENE, INC.
One Park Place, Suite 450
Annapolis, MD 21401

Proxy Statement
2009 Annual Meeting of Stockholders
to be Held August 5, 2009

General Information and Questions and Answers about the Proxy Materials and Voting

Purpose of this Proxy Statement

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PharmAthene, Inc., a Delaware corporation ("PharmAthene", the "Company", "we", "us" or "ours"), for the 2009 Annual Meeting of Stockholders of PharmAthene (the "Annual Meeting") to be held on Wednesday, August 5, 2009, and any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders and more fully described in this proxy statement. We are also using this proxy statement to solicit proxies on behalf of holders ("Noteholders") of our 8% convertible notes (the "Notes"), in connection with the election of the Noteholders' representatives to our Board (the "Noteholder Directors") at the Annual Meeting. This proxy statement, PharmAthene's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the accompanying proxy card (including voting instructions) are first being mailed to Stockholders and Noteholders, on or about           ,2009.

Time and Place of Annual Meeting

        The Annual Meeting will be held on Wednesday, August 5, 2009 at 11:00 a.m. (Eastern Time) at The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401.

Lists of Stockholders and Noteholders

        In accordance with Delaware law, lists of our Stockholders and Noteholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at One Park Place, Suite 450, Annapolis, MD 21401 and at the offices of Sonnenschein Nath & Rosenthal LLP in New York, NY. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (Eastern Time). Please contact our Corporate Secretary before going to conduct any inspection prior to the Annual Meeting.

What is Being Voted On?

        The following proposals are expected to be considered and voted upon at the Annual Meeting:

  1.
  to amend the Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board of Directors;

  2.
  to elect up to seven directors to the Board of Directors for a term of one year;

  3.
  to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009;

  4.
  to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Arrangements Regarding Board Composition and Nomination and Election of Directors

        Under our current Amended and Restated Certificate of Incorporation, for so long as at least 30% of the aggregate principal amount of the Notes remains outstanding (and notwithstanding the existence of less than 3 Noteholders at any given time), (a) the Company shall maintain a Board of Directors consisting of no more than eight members and each Board Committee shall have no more than three members, and (b) three members of the Board of Directors (the "Noteholder Directors") shall be nominated and elected by the Noteholders representing two-thirds of the then-outstanding principal amount of the Notes, voting as a separate class. Presently, at least 30% of the aggregate principal amount of the Notes remains outstanding. Consent is required from holders of at least two-thirds of the outstanding principal amount of the Notes to amend or change the above provisions in accordance with the Notes and the Note Exchange Agreement, dated August 3, 2007, by and among the Company (f/k/a Healthcare Acquisition Corp.), former PharmAthene, Inc. and the Company's Noteholders (the "Note Exchange Agreement") entered into in connection with the merger consummated on August 3, 2007. Noteholders holding the requisite principal amount of Notes have consented to the expansion of the Board of Directors from eight to nine members as contemplated under Proposal 1 by written consent effective April 21, 2009. James H. Cavanaugh, Ph.D. and Steven St. Peter, M.D. are the nominees for election by the Noteholders (collectively, the "Noteholder Director Nominees"). The Noteholders have elected not to nominate a third Noteholder Director Nominee, as they are entitled to do under the Amended and Restated Certificate of Incorporation, the Note Exchange Agreement and the terms of the Notes.

        With the exception of the Noteholder Director Nominees, our directors are elected by the holders of our common stock. John Pappajohn, David P. Wright, Joel McCleary, John Gill and Derace L. Schaffer, M.D. are the nominees for election by the Stockholders (the "Stockholder Director Nominees").

Who Can Vote and On Which Proposals May I Vote?

        If you owned any shares of our common stock on June 24, 2009, as reflected in our stock register, or if you owned any of our Notes on June 24, 2009, as reflected in our Notes register, you may vote at the Annual Meeting on the following matters:

Securities Held of Record on June 24, 2009	Proposals on Which You May Vote
Common Stock	• Proposal 1—Approval of the Amendment of our Amended and Restated Certificate of Incorporation
• Proposal 2—Stockholder Director Nominees only
• Proposal 3—Approval of the Appointment of Ernst & Young LLP
Notes	• Proposal 2—Noteholder Director Nominees only

What Number of Shares and Notes are Outstanding?

        Common Stock.    At the close of business on June 24, 2009, there were 28,433,503 shares of common stock outstanding. Each share of common stock is entitled to one vote.

        Notes.    At the close of business on June 24, 2009, the aggregate principal amount of the Notes outstanding was $12,312,730. In the election for the Noteholder Director Nominees, each Noteholder is entitled to one vote for each $10.00 in aggregate principal amount of outstanding Notes he or she holds.

Who is a Record Holder?

        Stockholders.    You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder and your shares are referred to as being held in "street name."

        If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a broker, bank or other nominee, you will receive proxy materials from such record holder.

        Noteholders.    You are the record holder of Notes directly held in your name or by your registered assigns. We are sending these proxy materials directly to you.

What is a Quorum?

        A quorum is the number of shares that must be represented in person or by proxy in order for business to be transacted at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of our common stock entitled to vote at the Annual Meeting (i.e., outstanding as of the record date) are present in person or by proxy. Abstentions and broker non-votes will count as present for the purpose of establishing a quorum. If a quorum is not present or represented by proxy, the holders of a majority of the shares entitled to vote at the Annual Meeting who are present in person or represented by proxy may adjourn the Annual Meeting to another date.

What are "Broker Non-Votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. The amendment to the Amended and Restated Certificate of Incorporation of the Company may be a non-routine matter.

How Do I Vote?

        Record Holders:    You may vote in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting, as you can always change your vote at the Annual Meeting. Our Noteholders may vote in person at the Annual Meeting or you may vote by signing and returning the enclosed proxy card.

        Shares and Notes Held by Brokers, Banks or Other Nominees:    If your shares or Notes are held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares and Notes voted.

        If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock and/or Notes as of June 24, 2009.

        If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of the NYSE Amex, member brokers who do not receive instructions from beneficial owners will be allowed to vote (1) on the election of directors; (2) on the ratification of the appointment of auditors; and (3) on the amendment to the Certificate of Incorporation.

        If you hold your shares in "street name," your broker, bank or other nominee cannot vote your shares with respect to certain non-discretionary proposals without specific instructions from you. If you do not provide instructions with your proxy with respect to non-discretionary matters, your broker, bank or other nominee must deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or other nominee is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the existence of a quorum but will not count for purposes of determining the number of votes cast at the Annual Meeting. You should instruct your broker, bank or other nominee to vote your shares in accordance with directions that you provide.

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Are My Shares of Common Stock Voted If I Give You My Proxy?

        If you give us your proxy to vote your shares of common stock, we will be authorized to vote your shares of common stock, but only in the manner you direct. You may direct us to vote for all, some or none of the Stockholder Director Nominees. You may also direct us to vote your shares of common stock for or against the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009 and for or against the proposal to amend our Amended and Restated Certificate of Incorporation. You may also abstain from voting.

        If you give us your proxy to vote your shares of common stock and do not withhold authority to vote for the election of any of the Stockholder Director Nominees, all of your shares of common stock will be voted for the election of each Stockholder Director Nominee. If you withhold authority to vote your shares of common stock for any Stockholder Director Nominee, none of your shares of common stock will be voted for that candidate, but all of your shares of common stock will be voted for the election of each Stockholder Director Nominee for whom you have not withheld authority to vote.

        As to the other proposals, if you give us your proxy to vote your shares of common stock but do not specify how you want your shares voted, your shares of common stock will be voted in favor of the proposal to amend our Amended and Restated Certificate of Incorporation, in favor of each of the Stockholder Director Nominees and in favor of the proposal to ratify and approve the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2009.

        If you give us your proxy to vote your shares of common stock and any additional business properly comes before our Stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of common stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this proxy statement, we were not aware of any other matter to be raised at the Annual Meeting.

How Are My Notes Voted If I Give You My Proxy?

        If you give us your proxy to vote your Notes, we will be authorized to vote your Notes, but only in the manner you direct. You may direct us to vote for both, one or neither of the Noteholder Director Nominees.

        If you give us your proxy to vote your Notes and do not withhold authority to vote for the election of either of the Noteholder Director Nominees, all of your Notes will be voted for the election of each Noteholder Director Nominee. If you withhold authority to vote your Notes for either Noteholder Director Nominee, none of your Notes will be voted for that candidate, but all of your Notes will be voted for the election of the other Noteholder Director Nominee for whom you have not withheld authority to vote.

How Can I Revoke My Proxy or Change My Vote?

        You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (by any method available for giving your original proxy), by sending us a written notice of your desire to revoke your proxy at the following address: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary, or by voting in person at the meeting. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.

What Happens if a Nominee Becomes Unavailable?

        If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Noteholder Director Nominees or the Stockholder Director Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment. If a substitute candidate is designated for the Noteholder Directors Nominee, the person named in the enclosed proxy card will vote your Notes for such substitute if they are instructed to do so by the trustee for the Notes or, if the trustee does not do so, they will abstain from voting.

Why Did I Receive More Than One Proxy Card?

        You may receive more than one proxy card depending on how you hold your shares or Notes. If you hold your shares or Notes through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares or Notes voted.

Who Will Pay the Expenses of Proxy Distribution?

        The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the NYSE Amex, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company's common stock.

Who Can Help Answer My Questions?

        If you have questions about any of the proposals, you may write or call PharmAthene, Inc. at One Park Place, Suite 450, Annapolis, MD 21401, (410) 269-2600, Attention: Jordan P. Karp, Corporate Secretary.

        You may also obtain additional information about PharmAthene from documents filed with the SEC by following the instructions in the section entitled "Other Information."

Other Business

        Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment or as recommended by the Board.

PROPOSAL 1

Approval Of Amendment To The Amended And Restated Certificate Of Incorporation to Increase from Eight to Nine the Maximum Number of Directors that May Serve on the Board

General

        PharmAthene proposes to amend our Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board of Directors for so long as at least 30% of the aggregate principal amount of the Notes remains outstanding (the "Proposed Charter Amendment"). Currently, since at least 30% of the aggregate principal amount of the Notes remains outstanding, our Amended and Restated Certificate of Incorporation requires the Company to maintain a Board of Directors consisting of no more than eight members. Nonetheless, the Company's Bylaws provide that the number of directors constituting the entire Board shall be not less than one nor more than nine as determined by resolution of the Board.

        The Board of Directors regularly reviews the Company's corporate governance policies and procedures, and, through the Governance and Nominating Committee, conducts an evaluation of the Board's size and composition. Through this review, the Board determined that it would be in the best interests of the Company and its stockholders to increase the size of the Board to give the Board more flexibility to add selected talents and skills through additional members from time to time and to allow greater continuity on the Board during periods of change. As a result, the Board asked the Company to solicit the consent of the Noteholders on a proposal to amend the Amended and Restated Certificate of Incorporation to increase the maximum number of directors that may serve from eight to nine. On April 7, 2009, the Board adopted a resolution to amend Paragraph A of Article Sixth of the Company's Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board for so long as at least 30% of the aggregate principal amount of the Notes remains outstanding. On May 11, 2009, the Company received the consent, effective April 21, 2009, to such amendment of holders of at least two-thirds of the outstanding principal amount of the Notes.

        The Board believes that the Company's directors should possess the breadth and depth of experience and skills necessary for proper oversight of the Company's affairs. In addition to having the ability to expand the Board to include directors with different experiences, backgrounds and skills, the Board believes that the amendment is consistent with, and will support, the Board's commitment to comply with its oversight responsibilities, the requirements of the Sarbanes-Oxley Act of 2002 and the corporate governance requirements of the NYSE Amex. Currently, our Board is comprised of a majority of independent directors, all of whom are the sole members of each of the standing Board Committees (with the exception of the Government Affairs Committee), and the Board will remain comprised of a majority of independent directors, and each of the standing Board Committees (with the exception of the Government Affairs Committee) will remain comprised of all independent directors, if this proposal is approved by the Stockholders (see "Director Independence" below). If the Proposed Charter Amendment is approved and the number of directors is increased, the important work of the Board can be spread among a larger number of directors. The Proposed Charter Amendment will also facilitate the Company's ability to address and meet evolving governance standards and new rules, regulations and standards of the SEC and NYSE Amex that impose additional obligations and requirements and thereby may require an expanded Board. If the Proposed Charter Amendment is approved, Paragraph A of Article Sixth of our Amended and Restated Certificate of Incorporation will be replaced in its entirety with the following:

  "A. the Corporation shall maintain a Board of Directors consisting of no more than nine (9) individuals and each committee of the Board of Directors shall have no more than three (3) members;"

        The Board currently consists of seven members. In addition, Dr. St. Peter has indicated that he, if elected at this year's Annual Meeting of Stockholders, will likely not serve a full one year term. If the Proposed Charter Amendment is approved by our Stockholders, there will be at least two vacancies (including the current vacancy) and as many as three vacancies that may be filled, until the 2010 Annual Meeting of Stockholders, by a vote of the members of our Board without Stockholder approval. If the Proposed Charter Amendment is not approved, there will at least one vacancy (i.e., the current vacancy) and as many as two vacancies that may be filled, until the 2010 Annual Meeting of Stockholders, by a vote of the members of our Board without Stockholder approval. The Board, through its Governance and Nominating Committee, has been engaged in discussions with various persons who could join our Board and contribute to the Board by helping implement our business plan, perpetuate our business and represent stockholder interests.

        If approved by our Stockholders, the Proposed Charter Amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware in the form attached hereto as Appendix A.

Votes Required

        Each share of our common stock has the right to cast one vote on the Proposed Charter Amendment. Ratification and approval of the Proposed Charter Amendment requires the favorable vote of a majority of the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. As a result, abstentions from voting on the Proposed Charter Amendment and broker non-votes will have the same effect as a vote against the Proposed Charter Amendment.

Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED CHARTER AMENDMENT.

PROPOSAL 2

Election Of Directors

        PharmAthene's directors are elected at each Annual Meeting of Stockholders and hold office for a one-year term or until their successors have been elected and qualified. Currently, as discussed above under Proposal 1 and under "Arrangements Regarding Board Composition and Nomination and Election of Directors," since at least 30% of the aggregate principal amount of the Notes remains outstanding, our Amended and Restated Certificate of Incorporation requires the Company to maintain a Board consisting of no more than eight members. Nonetheless, our Bylaws provide that the number of directors constituting the entire Board shall be not less than one nor more than nine as determined by resolution of the Board. As discussed in Proposal 1, the Company has received the requisite consent of the Noteholders to increase the number of directors comprising the Board to nine directors and our Board recommends that our Stockholders vote for the Proposed Charter Amendment.

        Irrespective of whether Proposal 1 is approved by the Stockholders resulting in our Amended and Restated Certificate of Incorporation allowing our Board to be comprised of nine members, we expect that only seven directors will be elected at this Annual Meeting; five candidates nominated by the Board and elected by the Stockholders (the "Stockholder Director Nominees") and two candidates nominated and elected by the Noteholders (the "Noteholder Director Nominees"). The Board has nominated as Stockholder Director Nominees, John Pappajohn, David P. Wright, Joel McCleary, John Gill and Derace L. Schaffer, M.D. to serve for a one year term expiring at our 2010 Annual Meeting of Stockholders or until their successors have been elected and qualified. Although our Noteholders are currently entitled to elect three of our directors, they have nominated only two Noteholder Director Nominees, James H. Cavanaugh, Ph.D. and Steven St. Peter, M.D., to serve for a one year term expiring at our 2010 Annual Meeting or until their successors have been elected and qualified (collectively, the Stockholder Director Nominees and Noteholder Director Nominees constitute the "Director Nominees", or, individually, a "Director Nominee"). All Director Nominees are currently directors of PharmAthene. Each Director Nominee has indicated to the Company that he will serve if elected; however, Dr. St. Peter has indicated that he will likely not serve a full one year term. We do not anticipate that any Director Nominee will be unable to stand for election, but if that happens, a Stockholder's proxy will be voted in favor of another Stockholder Director nominated by the Board and a Noteholder's proxy will be voted in favor of another Noteholder Director nominated by the Noteholders.

        The Board, through its Governance and Nominating Committee, has been engaged in discussions with various persons who could join our Board and contribute to the Board by helping implement our business plan, perpetuate our business and represent stockholder interests. Among the factors the Governance and Nominating Committee is considering in this process are experience in the pharmaceutical industry as well as the other factors described under "Corporate Governance; Board of Directors—Board Committees—Governance and Nominating Committee." If the directors decide to elect one or more new candidates to the Board after our 2009 Annual Meeting of Stockholders, such candidates may be elected by the members of the Board to fill an existing vacancy without stockholder approval to serve until the 2010 Annual Meeting of Stockholders.

        As discussed under Proposal 1 above and under "Arrangements Regarding Board Composition and Nomination and Election of Directors," the Noteholders voting separately as a class, are currently entitled to elect three of our directors, and all of our remaining directors are elected by the holders of our common stock, voting separately as a class. The procedures for these separate votes by our Stockholders and Noteholders, together with information about the candidates for the relevant election, are presented below under the headings "Stockholder Director Nominees" and "Noteholder Director Nominees," respectively.

        The Company was incorporated under the laws of the State of Delaware as Healthcare Acquisition Corp. ("HAQ") on April 25, 2005, a blank check company formed to serve as a vehicle for the acquisition of a then unidentified business. HAQ became a public company on August 3, 2005. On August 3, 2007, HAQ consummated a merger (the "Merger") with a Delaware corporation which at the time was known as "PharmAthene, Inc." ("Former PharmAthene"), pursuant to an Agreement and Plan of Merger, dated as of January 19, 2007, whereby Former PharmAthene became a wholly-owned subsidiary of HAQ. Effective upon the consummation of the Merger, HAQ changed its name from "Healthcare Acquisition Corp." to "PharmAthene, Inc." and Former PharmAthene changed its name to "PharmAthene US Corporation." Effective February 27, 2009, PharmAthene US Corporation was merged with and into PharmAthene, Inc., with PharmAthene, Inc. being the surviving corporation.

Stockholder Director Nominees

        Set forth below is information regarding each Stockholder Director Nominee.

Name	Age	Position
John Pappajohn	80	Chairman of the Board
David P. Wright	61	President and Chief Executive Officer and Director
Joel McCleary*	61	Director
John Gill*	57	Director
Derace L. Schaffer, M.D.	61	Director

    *
    Independent Director.

        John Pappajohn, 80.    Mr. Pappajohn has served as the Company's Chairman since April 2005 and was the Company's secretary from April 2005 to August 3, 2007. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm. Mr. Pappajohn has been an active private equity investor in healthcare companies for more than 30 years and has served as a director of more than 40 public companies. Mr. Pappajohn has been a founder in several public healthcare companies such as Caremark Rx, Inc., Quantum Health Resources, and Radiologix, Inc. Mr. Pappajohn received his Bachelor of Arts degree from the University of Iowa. Mr. Pappajohn also serves as a director of the following public companies: American CareSource Holdings, Inc., Spectrascience, Inc. and ConMed Health Management, Inc. He furthermore serves as a director of CareGuide, Inc.

        David P. Wright, 61.    Mr. Wright has served as a member of the Board since August 3, 2007 and from July 2003 to August 3, 2007 was President and Chief Executive Officer of Former PharmAthene. Prior to joining the Company, and during 2003, Mr. Wright served as President and Chief Operating Officer of GenVec Inc, and previously, from 2001 to 2003, as President and Chief Business Officer of Guilford Pharmaceuticals, Inc. Mr. Wright served as Executive Vice President of MedImmune, Inc. from 1990 to 2000. Prior to serving at MedImmune, he held various marketing and sales positions at pharmaceutical companies including SmithKline and French Laboratories, G.D. Searle, and Glaxo. Mr. Wright received a Master's degree from the University of South Florida. Mr. Wright currently serves as a director of Achillon, Inc.

        Joel McCleary, 61.    Mr. McCleary has served as a member of the Board since August 3, 2007 and from inception to August 3, 2007 was Chairman of the Board of Former PharmAthene. Mr. McCleary is founding member of Four Seasons Ventures LLC founded in 2005. Prior to 2005, Mr. McCleary has served as a White House Aide, Treasurer of the Democratic Party, President of the Sawyer-Miller Group International, and President of the Institute for Asian Democracy. He has served as a consultant to the Department of State. He is a co-founder and board member of Raydiance Inc. and is also a co-founder of Drinks that Work Inc. He serves on the Harvard Medical School's board of advisors and is an advisor to the Center for Biosecurity of the University of Pittsburgh Medical Center. Mr. McCleary received a Bachelor of Arts degree from Harvard University.

        John Gill, 57.    Mr. Gill has served as a member of the Board since August 3, 2007 and from February 2004 to August 3, 2007 served as a member of the Board of Directors and as Chairman of the Audit Committee of Former PharmAthene. Mr. Gill is currently the President, Chief Executive Officer and a Director of TetraLogic Pharmaceuticals Corporation, a private biopharmaceutical company, and has served in these positions since 2004. He is also an advisor or director of other private companies and non-profit community organizations. Mr. Gill has previously held positions at 3-Dimensional Pharmaceuticals and SmithKline Beecham. Mr. Gill received a Bachelor of Arts degree from Rutgers University.

        Derace L. Schaffer, M.D., 61.    Dr. Schaffer previously served as Vice Chairman and Chief Executive Officer of the Company from April 2005 to August 3, 2007. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has served as Chairman of several healthcare companies, including Radiologix, Inc. when it was private, and he has been an active investor with Mr. Pappajohn for approximately twenty years on a variety of healthcare companies. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than ten healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer currently is also a Clinical Professor of Radiology at Weill Cornell Medical College. He also serves as a director of American CareSource Holdings, Inc. (a public company), served as a director of Allion Healthcare, Inc. (a public company) until 2008, and serves as a director of CareGuide, Inc.

Who May Vote

        If you owned any shares of our common stock on June 24, 2009, as reflected in our stock register, you may vote in the election for the Stockholder Director Nominees. Holders of our Notes, as such, do not vote in the election for the Stockholder Director Nominees.

Votes Required

        Each share of our common stock has the right to cast one vote for each of the Stockholder Director Nominees. A Stockholder Director Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. Under this format, abstentions and broker non-votes will not affect the outcome of the election.

Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION TO OUR BOARD OF EACH OF JOHN PAPPAJOHN, DAVID P. WRIGHT, JOEL MCCLEARY, JOHN GILL AND DERACE L. SCHAFFER, M.D.

 Noteholder Director Nominees

        Set forth below is information regarding each Noteholder Director Nominee.

Name	Age	Position
James H. Cavanaugh, Ph.D.*	72	Director
Steven St. Peter, M.D.*	42	Director

    *
    Independent Director.

        James H. Cavanaugh, Ph.D., 72.    Dr. Cavanaugh has served as a member of the Board since August 3, 2007, as a member of the Board of Directors of Former PharmAthene prior to August 3, 2007, and has been a Managing Director of HealthCare Ventures LLC since 1989. Dr. Cavanaugh served as President of SmithKline and French Laboratories U.S., Inc., from March 1985 to February 1989 and as President of SmithKline Clinical Laboratories from 1981 to 1985. Prior thereto, Dr. Cavanaugh was the President of Allergan International, a specialty eye care company. Prior to his industry experience, Dr. Cavanaugh was Deputy Assistant to the President for Domestic Affairs and Deputy Chief of the White House Staff. Before his White House tour, he served as Deputy Assistant Secretary for Health and Scientific Affairs in the U.S. Department of Health, Education and Welfare and as Special Assistant to the Surgeon General of the U.S. Public Health Service. He was a Founding Director of the Marine National Bank in Santa Ana, California. Dr. Cavanaugh holds a Doctorate and a Master's degree from the University of Iowa and a Bachelor of Science degree from Fairleigh Dickinson University. In addition to serving on the boards of directors of several privately held health care and biotechnology companies, he has previously served on the Board of Directors of the National Venture Capital Association, the Pharmaceutical Research and Manufacturers Association, Unihealth America, the Proprietary Association and the Board of Trustees of the National Center for Genome Resources. He was non-executive Chairman of Shire Pharmaceuticals Group plc from 1999 to 2008. Dr. Cavanaugh currently serves as a member of the Board of Directors of MiddleBrook Pharmceuticals and Verenium Corporation (chairman).

        Steven St. Peter, M.D., 42.    Dr. St. Peter has served as a member of the Board since August 3, 2007 and from October 2004 to August 3, 2007 was a member of the Board of Former PharmAthene. Dr. Steven St. Peter joined MPM Capital in 2004, and he is a Managing Director based in the Boston office. His investment scope includes both venture and buyout transactions across the pharmaceuticals and medical technology industries. He has previous investment experience from Apax Partners and The Carlyle Group. Dr. St. Peter was previously an assistant Clinical Professor of Medicine at Columbia University. He completed his Doctor of Medicine at Washington University and his residency and fellowship at the Hospital of the University of Pennsylvania. Prior to his medical training, he was an investment banker at Merrill Lynch. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas. He is on the Board of the New England Venture Capital Association and is also a director of EKR Therapeutics, Inc., MPM Acquisition Corp., Proteon Therapeutics, Inc., Syndax Pharmaceuticals, Inc. and Xanodyne Pharmaceuticals, Inc.

        In the Note Exchange Agreement, each Noteholder agreed to vote all of his or her Notes and any shares received in our 2007 merger in whatever manner necessary to ensure that the Noteholder Director Nominees are elected to the Board. Although our Noteholders are currently entitled to elect three of our directors, our Noteholders have nominated only two Noteholder Director Nominees.

Who May Vote

        If you owned any of our Notes on June 24, 2009, as reflected in our Note register, you may vote in the election for the Noteholder Director Nominees. Holders of our shares of common stock, as such, do not vote in the election for the Noteholder Director Nominees.

Votes Required

        In the election for the Noteholder Director Nominees, each Noteholder is entitled to one vote for each $10.00 in aggregate principal amount of outstanding Notes he or she holds. The Noteholder Director Nominees are elected to our Board if he or she receives the favorable vote of at least two-thirds of the outstanding principal amount of the Notes, either in person or by proxy, voting as a separate class. Under this format, abstentions and broker non-votes will affect the outcome of the election.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE NOTEHOLDERS VOTE "FOR" THE ELECTION TO OUR BOARD OF EACH OF JAMES H. CAVANAUGH, PH.D. AND STEVEN ST. PETER, M.D.

 Corporate Governance; Board of Directors

Corporate Governance Guidelines

        Pursuant to the Delaware General Corporation Law and the Company's Bylaws, the Company's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members on our Board, all of whom are standing for re-election.

Code of Ethics and Business Conduct

        PharmAthene has a Code of Ethics and Business Conduct that applies to all directors, officers and employees, which can be found on our website, www.pharmathene.com, under the heading "Investor Relations" (see "Corporate Governance Information"—"Code of Ethics and Business Conduct") or by writing to PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary. All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company will post any amendments to the Code of Ethics and Business Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or the NYSE Amex, on the Company's web site.

Director Independence

        We use the definition of "independence" under Section 803A of the NYSE Amex Company Guide, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our Board are independent. In making this determination, our Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this Proxy Statement under the caption "Certain Relationships and Related Transactions." The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our Board affirmatively determined that our Board was comprised of a majority of independent directors and will remain comprised of at least 50% of independent directors.

Board Meetings

        During the fiscal year ended December 31, 2008, the Board held 17 meetings and the Board Committees held a total of 21 meetings. Each incumbent director attended more than 75% of the total number of meetings of the Board and the Board Committees of which he or she was a member during the period he or she served as a director in fiscal year 2008. The Board of Directors met in executive session on four occasions in the fiscal year ended December 31, 2008.

Director Attendance at Annual Meeting

        The Company has no specific policy regarding director attendance at its Annual Meeting. Generally, however, Board meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting. Our Annual Meeting held on June 13, 2008 was attended by all eight of our directors at that time.

Board Committees

        The Board currently has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Board has a Governance and Nominating Committee, Compensation Committee and Government Affairs Committee. Each Committee, with the exception of the Government Affairs Committee, consists entirely of independent, non-employee directors (see "Director Independence" below). The charter of each Board Committee (other than the Governmental Affairs Committee, which does not currently have a charter) is available free of charge on our website, www.pharmathene.com, under the heading "Investor Relations" (see "Corporate Governance—Highlights—Audit Committee Charter," "—Compensation Committee Charter" and "—Governance and Nominating Committee Charter") or by writing to PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary.

        The following table below sets forth the Committees, current membership of each Committee and the number of Committee meetings held in 2008.

Fiscal Year Ended December 31, 2008

Name	Audit		Governance And Nominating		Compensation		Government Affairs
Joel McCleary					X	*	X	*
John Gill	X	*			X
James H. Cavanaugh, Ph.D.	X		X	*			X
Steven St. Peter, M.D.			X		X
Elizabeth Czerepak**	X	**	X	**
David P. Wright							X
Total 2008 Meetings	6		1		13		1

*
Committee Chairperson

**
Prior to the resignation of Elizabeth Czerepak from our Board of Directors in July 2008

        The primary functions of each of the Board Committees are described below.

        Audit Committee.    The primary functions of the Audit Committee are to: review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls; appoint (subject to stockholder approval) the firm selected to be our independent registered public accounting firm; review and approve the scope of the annual audit;

review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements; review with management the status of internal accounting controls; evaluate problem areas having a potential financial impact on us that may be brought to the Audit Committee's attention by management, the independent registered public accounting firm or the Board of Directors; and evaluate all of our public financial reporting documents.

        The current members of our Audit Committee each meet the independence criteria for directors set forth under the rules of the NYSE Amex and the additional independence criteria for members of audit committees specified in Section 803B of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee is financially literate under the current listing standards of the NYSE Amex. Our Board has determined that John Gill, the chairman of the Audit Committee, qualifies as an "audit committee financial expert," as such term is defined by SEC rules. See page 19 of this Proxy Statement for the Audit Committee Report.

        Governance and Nominating Committee.    The current members of our Governance and Nominating Committee are "independent" as required by Section 804 of the NYSE Amex Company Guide.

        The primary functions of the Governance and Nominating Committee are to: review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and Committee membership; review and recommend to the Board the appropriate structure of the Board; identify individuals qualified to become Board members and recommend to the Board the nominees for election to the Board at the next Annual Meeting of Stockholders; implement a policy and procedures with regard to consideration of any director candidate recommended by Stockholders; retain and terminate any search firm to be used to identify director candidates, and to approve the search firm, fees and other retention terms; and review and recommend to the Board the appropriate structure of Board Committees, Committee assignments and the Board Committee chairman.

        Among the factors the Governance and Nominating Committee considers when determining persons to be nominated include whether such individuals are actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, are familiar with the requirements of a publicly traded company, are familiar with industries relevant to our business endeavors, are willing to devote significant time to the oversight duties of the Board of Directors of a public company, and are able to promote a diversity of views based on the person's education, experience and professional employment. The Governance and Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time.

        The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board of Directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominating Committee for identifying nominees reflects the Company's practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominating Committee's criteria for membership on the Board of Directors, whom the Governance and Nominating Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors. The Governance and Nominating Committee will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent.

        The Governance and Nominating Committee will consider nominees recommended by security holders. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a security holder, subject to the requirements under our Amended and Restated Certificate of Incorporation with respect to the appointment of three directors by the holders of our 8% Convertible Notes for as long as at least 30% of the original principal amount of the notes remains outstanding. Stockholders who would like to have our Governance and Nominating Committee to consider their recommendations for nominees for the position of director, should submit their recommendations, in accordance with the procedures set forth below, in writing to: Corporate Secretary, PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2010, the stockholder's notice must be received by us not less than 120 days before the first anniversary of the date of this proxy statement, i.e.,            , 2010.

        For nominations, a stockholder's notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of PharmAthene that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (E) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our Company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

        Compensation Committee.    The current members of our Compensation Committee are "independent" as required by Section 805 of the NYSE Amex Company Guide.

        The Company's executive compensation program is administered by the Compensation Committee. Each member of the Committee qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The primary functions of the Compensation Committee are to: consider, recommend, oversee and implement executive compensation plans, policies and programs; review the performance and determine the compensation of our executive officers and directors, including the negotiation of any employment agreements with such persons, oversight and administration of the 2007 Long-Term Incentive Compensation Plan, as amended (the "2007 Plan") and the grant of options and awards under the 2007 Plan. Pursuant to Section 805 of the NYSE Amex Company Guide, compensation of our Chief Executive Officer is determined, or recommended to the Board for determination, by the Compensation Committee comprised solely of independent directors. The Chief Executive Officer is not present during voting or deliberations. Compensation for all other officers is determined, or recommended to the Board for determination, by the Compensation Committee comprised solely of independent directors.

        Under the Compensation Committee Charter, our CEO and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers. The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.

        Government Affairs Committee.    The primary functions of the Government Affairs Committee are to: oversee and review the status of government initiatives relating to funding and appropriations for the purchase of therapeutics and prophylactics for biological and chemical weapons and other threats to the population and to advise the Board on other governmental considerations in the Board's deliberations and decision-making processes.

        Noteholder Directors.    Pursuant to our Amended and Restated Certificate of Incorporation, two directors appointed by the Noteholders have the right to serve as members of each of our Board Committees for as long as at least 30% of the original principal amount of the Notes remains outstanding.

Process for Communicating with Board Members

        Interested parties may communicate with any and all members our Board of Directors by transmitting correspondence addressed to one or more directors by name at the following address: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary. Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary and will be forwarded to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

        The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board of Directors or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted.

Director Compensation

        The following table sets forth the cash and non-cash compensation of our directors (other than our Chief Executive Officer, who is not separately compensated for his service on the Board) for the fiscal year ended December 31, 2008. Prior to the consummation of our merger in August 2007, our directors did not receive any cash compensation for services rendered. During the fiscal year ended December 31, 2007, no non-employee member of our Board received any stock award, non-equity incentive plan compensation or nonqualified deferred compensation earnings. In the paragraph following the table and in the footnotes, we describe our standard compensation arrangement for service on the Board of Directors and Board Committees.

For the Fiscal Year Ended December 31, 2008

Name(1)	Fees Earned or Paid in Cash(2) ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John Pappajohn(5)	20,000	35,467	1,132	56,599
Joel McCleary(6)	26,000	68,747	4,549	99,296
John Gill	36,500	35,467	661	72,628
James H. Cavanaugh, Ph.D.	29,950	35,467	399	65,816
Elizabeth Czerepak(7)	19,375	35,467	0	54,842
Steven St. Peter, M.D.	22,750	35,467	0	58,217
Derace L. Schaffer, M.D.(8)	20,000	35,467	5,031	60,498

(1)
See the Summary Compensation Table for disclosure related to compensation paid to David P. Wright, our Chief Executive Officer and President. Mr. Wright is our only employee director and does not receive any additional compensation for his services as a member of our Board of Directors.

(2)
Fees earned are based on membership on the Board of Director, committee membership and leadership positions. Please refer to our general policy on compensation of the members of our Board of Directors below in the section entitled "General Policy Regarding Compensation of Directors."

(3)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123R. On October 9, 2007, each current non-employee member of our Board was granted an option under our 2007 Plan to purchase 20,000 shares of our common stock, par value $0.0001 per share, at an exercise price of $5.25 per share based on the closing price of our common stock on the grant date as reported on the American Stock Exchange (now the NYSE Amex) on October 9, 2007. Fifty percent of such options vested immediately on the grant date and the remaining 50% vested on the one year anniversary of the grant date, October 9, 2008. The fair value of the options was $3.55 per share, determined using the Black-Scholes option valuation model. As of December 31, 2008, the aggregate number of option awards outstanding for each of Messrs. Pappajohn and Schaffer was 20,000, for each of Messrs. Cavanaugh and Gill was 22,759, for Mr. McCleary was 72,759 and for Dr. St. Peter was 21,104.

(4)
In addition to the other compensation received, members of the Board of Directors are reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from Board and committee meetings. None of such reimbursements amounted to $10,000 or more.

(5)
Prior to the merger of Former PharmAthene with and into a subsidiary of HAQ, we agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn is the President and principal stockholder, approximately $7,500 per month for office space and certain additional general and administrative services. During 2008, we did not make any payments under this arrangement. The arrangement was terminated upon the consummation of the merger. These payments were not regarded as compensation to Mr. Pappajohn.

(6)
On April 28, 2008, in recognition of his position as chair of the Government Affairs Committee, the Company granted to Joel McCleary an option to purchase 50,000 shares of our common stock at an exercise price of $2.97 per share based on the closing price of our common stock on the grant dated as reported on the American Stock Exchange (now NYSE Amex) on April 28, 2008. Fifty percent of such options vest on the first anniversary of the grant date and the remaining 50% vest on the second anniversary of the grant date. The fair value of the options was $1.97 per share, determined using the Black-Scholes option valuation method.

(7)
Ms. Czerepak was a member of the Board of Directors and of the Audit Committee and Board committees until her resignation from the Board and committees on July 16, 2008. While no fees or other forms of compensation were paid directly to Ms Czerepak for services as a member of the Board of Directors or any committees in 2008, the Company paid $19,375 to Ms. Czerepak's then-employer, Bear Stearns, in connection with such services.

(8)
Dr. Schaffer acted as a consultant to the Board of Directors through June 12, 2008. At our 2008 annual meeting of stockholders held on June 13, 2008, Dr. Schaffer was elected to our Board. Dr. Schaffer did not receive any compensation for his services in his capacity as consultant and received $20,000 as compensation for his services as a director from June 13, 2008 through December 31, 2008.

General Policy Regarding Compensation of Directors

        On June 8, 2009, the Board approved the following annual compensation for non-employee members of our Board:

  •
  $30,000 cash retainer for membership on the Board,

  •
  $25,000 additional cash retainer for the chairman of the Board,

  •
  $1,500 cash payment per regular Board meeting attended in excess of four per year (including telephonic meetings),

  •
  $15,000 cash retainer for the Audit Committee chair,

  •
  $5,000 cash retainer for membership on the Audit Committee (other than Audit Committee chair);

  •
  $12,000 cash retainer for the Compensation Committee chair,

  •
  $3,000 cash retainer for membership on the Compensation Committee (other than Compensation Committee chair),

  •
  $10,000 cash retainer for the Governance and Nominating Committee chair,

  •
  $2,500 cash retainer for membership on the Governance and Nominating Committee (other than Governance and Nominating Committee chair), and

  •
  $750 cash payment per committee meeting attended in excess of six per year.

  •
  In addition, every non-employee member of our Board is entitled annually to receive an option to purchase 20,000 shares of our common stock on the date of our annual meeting of stockholders, at an exercise price per share based on the closing price of our common stock on the grant date as reported on the NYSE Amex, and immediately vesting on the grant date.

        In addition to the above compensation, upon initially joining the Board, a member is entitled to receive options to purchase 20,000 shares of common stock. As described in the footnotes to the Director Compensation Table above, Mr. McCleary received additional non-cash compensation for his services as chair of the Government Affairs Committee in 2008.

Audit Committee Report(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management of the Company and has furnished the following report for inclusion in this Proxy Statement.

        The Audit Committee consists of two (2) directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE Amex listing standards. In addition, the Board has determined that John Gill is the "audit committee financial expert" as defined by applicable SEC rules and that James H. Cavanaugh, Ph.D. satisfies the "financial sophistication" criteria under the applicable rules of the NYSE Amex. The Audit Committee operates under a written charter adopted by the Board, which is available free of charge on our website under the heading "Investor Relations" (see "Corporate Governance—Audit Committee Charter"), or by writing to PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary.

        Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to stockholder ratification, appointing the Company's independent accountants. As stated above and in the Committee's charter, the Committee's responsibility is one of oversight. The Committee does not provide any expert or special assurance as to the Company's financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

(1)
The material in this report is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2008 with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standard No. 61, as amended, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee also reviewed, and discussed with management, management's report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

        The Company's independent accountants provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that Ernst & Young's provision of non-audit services, as described in the following section of this Proxy Statement, to the Company and its affiliates is compatible with Ernst & Young's independence.

        Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management, the written disclosures and the letter from the independent accountants and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2008 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John Gill, Chairman
James H. Cavanaugh, Ph.D.

Executives and Executive Compensation

Executives

        The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Office
David P. Wright	61	Chief Executive Officer and Director
Christopher C. Camut	46	Vice President, Chief Financial Officer
Francesca Cook	44	Vice President, Policy and Government Affairs
Joan Fusco, Ph.D.	53	Senior Vice President, Operations
Jordan P. Karp, Esq.	43	Senior Vice President and General Counsel
Wayne Morges, Ph.D.	62	Vice President, Regulatory Affairs and Quality
Eric I. Richman	48	Senior Vice President, Business Development & Strategic Planning
Valerie Riddle, M.D.	49	Vice President, Medical Director

        The following are biographical summaries of our executive officers who are not directors:

        Christopher C. Camut, 46.    Mr. Camut has been our Vice President, Chief Financial Officer since the merger on August 3, 2007 and from January 2007 through August 3, 2007 held the same position with Former PharmAthene prior to the merger. Mr. Camut brings more than 14 years of experience in health care and technology corporate finance and investment banking to PharmAthene. Most recently, from August 2005 through December 2006, Mr. Camut served as Chief Financial Officer for RecoverCare LLC, a specialty medical equipment provider based in Plymouth Meeting, Pennsylvania. From 2000 through 2005, Mr. Camut was a Managing Director for Wachovia Securities' Equity Capital Markets and the Corporate & Investment Banking Groups. Mr. Camut received his Master of Business Administration from the University of Chicago Graduate School of Business, Chicago, Illinois, and holds a Bachelor of Science in Chemical Engineering from the University of Maryland, College Park, Maryland.

        Francesca Cook, 44.    Ms. Cook has been our Vice President, Policy and Government Affairs since the merger on August 3, 2007 and from October 2003 through August 3, 2007 held the same position with Former PharmAthene prior to the merger with HAQ. Prior to that, Ms. Cook served as Vice President, Policy & Reimbursement Services for Guilford Pharmaceuticals, Inc. from March 2001 through October 2003 and Vice President at Covance Health Economics and Outcomes Services, a health care consulting firm, from 1996 though 2001. Additionally, Ms. Cook worked in the U.S. Senate and the U.S. Department of Health and Human Services from 1988 through 1993. Ms. Cook received a Bachelor of Arts degree in Biology from Mount Holyoke College and a Master of Public Health degree from Yale University School of Medicine, Department of Public Health.

        Joan Fusco, Ph.D., 53.    Dr. Fusco has been our Senior Vice President, Operations since February 2008. Prior to joining PharmAthene, from October 2004 through January 2008, Dr. Fusco served as Senior Vice President, Operations for Acambis, Inc. From June 2000 through October 2004, Dr. Fusco served as Vice President, Technical Affairs—Vaccines, and Vice President, Global Project Management Vaccines for Baxter Healthcare Corporation, BioScience Division. Dr. Fusco is a graduate of the University of Pittsburgh where she received a Ph.D. in Microbiology/Biological Sciences.

        Jordan P. Karp, Esq., 43.    Mr. Karp has been our Senior Vice President & General Counsel since June 2008. In September 2008, he was appointed corporate secretary. Prior to joining the Company, Mr. Karp was employed by Constellation Energy Group, Inc., a diversified energy company, from October 2001 to November 2007. Mr. Karp served as Vice President & General Counsel for one of Constellation Energy's operating divisions, Constellation NewEnergy, Inc., a retail marketer of electricity and natural gas, from October 2002 until November 2007. From November 2007 until Mr. Karp joined the Company, he worked as an attorney in private practice. Prior to joining Constellation Energy, Mr. Karp held in-house legal positions of increasing responsibility at MCI Communications Corp. (telecommunications), Guilford Pharmaceuticals Inc. (biopharmaceuticals), and Mentor Technologies Group, Inc. (training and consulting), where Mr. Karp served as Vice President, General Counsel & Corporate Secretary. Mr. Karp holds a B.A. in Natural Sciences from The Johns Hopkins University and a J.D. from Yale Law School.

        Wayne Morges, Ph.D., 62.    Dr. Morges has been our Vice President, Regulatory Affairs and Quality since the merger on August 3, 2007, and from January 2005 through August 3, 2007 held the same position with Former PharmAthene prior to the merger. Prior to that, Dr. Morges was the Vice President of Global Regulatory Affairs, Vaccines for Baxter Healthcare Corporation from June 2000 to November 2004. Previously, Dr. Morges worked at Merck holding various positions of increasing responsibility in Merck's vaccine division, including heading Quality & Regulatory Affairs for licensed biologicals. Dr. Morges holds a Ph.D. in Microbiology and Immunology from Hahnemann University and Bachelor of Science and Master of Science degrees from Penn State University.

        Eric I. Richman, 48.    Mr. Richman has been our Senior Vice President, Business Development and Strategic Planning since the merger on August 3, 2007, and from August 2003 through August 3, 2007 held the same position with Former PharmAthene, prior to the merger. Prior to joining the Company, Mr. Richman was Vice President of Corporate Development at MaxCyte, Inc. from 2000 through 2003 and, prior to 2000, was Director, International Commercialization and Product Director at MedImmune, Inc. Mr. Richman serves as Director of Lev Pharmaceuticals and Director of ADMA Biologics, Inc. Mr. Richman received a Bachelor of Science in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a Master of Business Administration from the American Graduate School of International Management.

        Valerie Riddle, M.D., 49.    Dr. Riddle has been our Vice President, Medical Director since the merger on August 3, 2007, and from October 2003 through August 3, 2007 held the same position with Former PharmAthene prior to the merger. Prior to joining the Company, Dr. Riddle was with Guilford Pharmaceuticals, Inc. as Vice President, Medical Affairs and was promoted to Vice President, Clinical and Medical Affairs in 2002. From 1998 to 1999, Dr. Riddle was with MedImmune, Inc. first as Director, Medical Sciences and, later, as Senior Director, Medical Sciences. Prior to 1998, Dr. Riddle spent several years at Washington Hospital Center in Washington, D.C., most recently as Director, HIV Service. Dr. Riddle received her Bachelor of Arts in Chemistry, cum laude, from the University of South Florida in 1984 and her Doctor of Medicine degree from University of South Florida in 1989 and is Board certified in Internal Medicine and Infectious Diseases.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2008, the members of our Compensation Committee were Joel McCleary, John Gill and Steven St. Peter, M.D. All of these members, who continue to serve on the Compensation Committee, are independent directors, and no member is or has been an employee or former employee of PharmAthene. In addition, no Committee member had any relationship requiring disclosure under "Certain Relationships and Related Transactions" beginning on page 29 of this Proxy Statement.

        During the fiscal year ended December 31, 2008, none of our executive officers served on the Compensation Committee (or its equivalent) or on the Board of Directors of another entity, one of whose executive officers served on our Compensation Committee or our Board of Directors.

Summary Compensation Table

        The following Summary Compensation Table sets forth, for the fiscal years ended December 31, 2008 and 2007, all compensation awarded to, earned by, or paid to our Chief Executive Officer and the two most highly compensated executive officers (other than our CEO) who received annual compensation in excess of $100,000. There were no nonqualified deferred compensation earnings paid to any executive in 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(1)(2)		Option Awards ($)(1)(2)	Nonequity incentive plan compensation ($)(3)	All Other Compensation ($)	Totals ($)
David P. Wright(4)	2008	407,680	—	131,742	(5)	842,295	37,917	13,188	1,432,822
Chief Executive Officer	2007	369,180	100,000	36,125		302,460	—	1,188	808,953
Eric I Richman	2008	275,126	—	52,000		236,921	31,175	8,020	603,242
Senior Vice President,	2007	259,791	65,000	12,822		214,953	—	270	552,836
Business Development and
Strategic Planning
Christopher C Camut	2008	247,000	—	41,600		215,624	25,807	7,890	537,920
Vice President, Business,
Chief Financial Officer

(1)
The information in this column reflects compensation paid for (i) services rendered to Former PharmAthene prior to the merger, for the period from January 1, 2007 through August 3, 2007 and (ii) services rendered to the Company from August 2, 2007 through December 31, 2007 and for the full fiscal year ended December 31, 2008.

(2)
Dollar amounts shown are the compensation expense related to stock options and restricted stock recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard 123(R), Share-Based Payment. The assumptions used in the calculation of these amounts for fiscal year 2008 are set forth in Note 2 to the Company's Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009, and the assumptions used in the calculation of these amounts for fiscal year 2007 are set forth in Note 2 to the Company's Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
Dollar amounts shown reflect the cash portion of the bonus granted by our Board in January 2009 for the 2008 fiscal year under our 2008 Bonus Program. These figures do not include potential bonus amounts that the Board has approved for payment in the event that we receive an award under the U.S. Department of Health and Human Services' (DHHS) Request for Proposal (RFP-BARDA-08-15) for an "Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile" on or prior to June 30, 2009. Such potential bonus amounts, if paid, would double the amounts disclosed in this column.

(4)
Mr. Wright serves on our Board of Directors but does not receive any compensation for his service in this capacity.

(5)
The corresponding restricted stock award from August 30, 2007 was amended effective as of January 21, 2009 to change the vesting schedule such that, after the initial 25% of the award vested on August 30, 2008, the first anniversary of the grant date, and an additional 6.25% of the award vested between September and December 2008, the remainder would vest on an annual basis over the succeeding four (4) years following the first anniversary date as follows: 12.5% of the award on the second anniversary date and 18.75% of the award on each of the succeeding three anniversaries so that 100% of the award vests over 5 years. The dollar amount shown is the compensation expense related to restricted stock recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard 123(R), Share-Based Payment, under the revised vesting schedule.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning the outstanding equity awards of each of the named executive officers in the Summary Compensation Table as of December 31, 2008.

As of December 31, 2008

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David P. Wright,	51,695	—	2.96	7/15/13	(4)	68,750	(9)	$158,125
Chief Executive Officer,	46,807	—	3.80	1/18/15	(5)
President and Director	10,577	5,979	3.80	1/01/16	(6)
	10,496	575	3.80	1/04/17	(7)
	243,750	536,250	5.36	8/30/17	(8)

Eric I. Richman	28,637	—	2.96	11/15/13	(10)	20,000	(12)	$46,000
Senior Vice President,	11,042	—	3.80	1/18/15	(5)
Business Development and	4,321	189	3.80	1/01/16	(6)
Strategic Planning	5,291	2,991	3.80	1/04/17	(7)
	112,667	102,333	5.20	10/02/17	(11)

Christopher C. Camut	11,042	33,130	3.80	1/04/17	(7)	16,000	(12)	$36,800
Vice President, Chief	93,167	121,833	5.20	10/02/17	(11)
Financial Officer

(1)
Reflects options granted under our 2007 Plan as well as options initially granted under the 2002 Long-Term Incentive Plan and assumed by us in the merger and now outstanding under the 2007 Plan.

(2)
Reflects restricted common stock awards granted under our 2007 Plan on August 30, 2007 and October 2, 2007. Unless otherwise indicated in the footnotes below, all shares of restricted stock vest in three equal annual installments of 33.3% of the grant beginning on the first anniversary of the date of grant.

(3)
Reflects a closing price of our common stock on December 31, 2008 of $2.30 per share. The closing price of our common stock on June 10, 2009 was $2.11.

(4)
Reflects options granted on July 15, 2003 which vested in equal annual installments over four years on the anniversary of the date of grant.

(5)
Reflects options granted on January 18, 2005 pursuant to which 25% vested immediately and the remainder vested in equal monthly installments over 36 months beginning in the second month following the date of grant.

(6)
Reflects options granted on January 1, 2006 pursuant to which 25% vested immediately and the remainder vest in equal monthly installments over 36 months beginning in the second month following the date of grant.

(7)
Reflects options granted on January 4, 2007 which vest in equal monthly installments over 36 months beginning on the month following the date of grant.

(8)
Reflects options granted on August 30, 2007 pursuant to which 25% vest on the first anniversary of the date of grant and the remainder vest in equal monthly installments over 48 months beginning on the month following the first anniversary.

(9)
Reflects a restricted stock award of 100,000 shares granted on August 30, 2007 pursuant to which 25% vested on the first anniversary of the date of grant, an additional 6.25% of the award vested between September and December 2008, and the remainder vests on an annual basis over the succeeding four (4) years following the first anniversary date as follows: 12.5% of the award on the second anniversary of the date of grant and 18.75% of the award on each of the succeeding three anniversaries so that 100% of the award vests over 5 years. See "Employment Agreements—David P. Wright."

(10)
Reflects options granted on October 14, 2003 which vested in equal annual installments over four years on the anniversary of the date of grant.

(11)
Reflects options granted on October 2, 2007 pursuant to which 20% vested immediately, 20% vested on the first anniversary of the date of grant and the remainder vests in equal monthly installments over 36 months beginning on the first month following the first anniversary.

(12)
Reflects a restricted stock award granted on October 2, 2007 pursuant to which 33.3% vests on each anniversary of the date of grant.

Employment Agreements

David P. Wright

        In connection with the merger, the Company entered into an employment agreement with David P. Wright regarding his employment as Chief Executive Officer of the Company. The agreement was subsequently amended effective as of January 21, 2009. Under the agreement, Mr. Wright receives a base salary of $392,000 per year subject to increase (which is consistent with the salary he previously received as Former PharmAthene's Chief Executive Officer) and is eligible to receive annual bonus compensation of up to 30% of his base salary plus additional bonuses at the option and discretion of the Compensation Committee. Mr. Wright's current salary effective January 1, 2009 is $426,433. On August 30, 2007, the Compensation Committee granted to Mr. Wright a stock option to purchase 780,000 shares of the Company's common stock pursuant to the 2007 Plan at an exercise price of $5.36, which was equal to the fair market value of a share of the Company's common stock on the date of the grant as determined in accordance with applicable law and regulations as the closing price of the Company's common stock on August 30, 2007, and a restricted stock award of 100,000 shares of the Company's common stock. The option has a term of ten (10) years and, subject to possible acceleration of vesting, vests over a five (5) year period with 25% having vested on August 30, 2008, the first anniversary of the grant date, and the remainder vesting monthly on a pro-rata basis over the succeeding 48 months following the first anniversary date. The restricted stock award initially had the same vesting schedule as the option award, but the employment agreement with Mr. Wright was amended effective as of January 21, 2009, to change the schedule such that, after the initial 25% of the award vested on August 30, 2008, the first anniversary of the grant date, and an additional 6.25% of the award vested between September and December 2008, the remainder would vest on an annual basis over the succeeding four (4) years following that anniversary date as follows: 12.5% of the award on the second anniversary date and 18.75% of the award on each of the succeeding three anniversaries so that 100% of the award vests over 5 years.

        Mr. Wright is eligible to receive additional grants of stock options and restricted stock at the discretion of the Compensation Committee and participates in PharmAthene's standard employee benefits package (including group medical, dental and vision insurance coverage, paid holiday, vacation and sick leave, and 401(k) plan participation) and an automobile allowance in an amount not to exceed $1,000 per month. Also pursuant to the terms of his employment agreement, Mr. Wright is reimbursed for all reasonable, documented business expenses incurred in the course of performing his duties and for legal expenses, up to $10,000, incurred in connection with the review and negotiation of his employment agreement. The agreement requires that during his employment and for a period of 12 months following termination of his employment, Mr. Wright shall not directly or indirectly engage in the development, production, marketing or sale of products that compete with the products of PharmAthene or assist others in a competing business or induce other employees of PharmAthene to terminate their employment with PharmAthene or engage in a competing business. The employment agreement also requires Mr. Wright to refrain from directly or indirectly disclosing any confidential information obtained while working at PharmAthene.

        If Mr. Wright's employment is terminated without cause or he resigns for good reason, in each case as defined below, Mr. Wright is entitled to severance payments in the form of a continuation of his base salary immediately prior to such termination for a period of 12 months following the effective date of the termination and, in addition, an amount of shares equal to up to 25% of the total aggregate amount of options and restricted stock granted on August 30, 2007 would become vested with the remaining balance of unvested options and restricted stock being forfeited. Further, in the event of a change in control of PharmAthene, as defined under the employment agreement, and the termination of Mr. Wright's employment either in connection with the change in control, by the Company without cause or by Mr. Wright with good reason within 12 months following the change in control, in addition to the severance payments to which Mr. Wright would be entitled, all stock options and shares of restricted stock held by Mr. Wright that are not then vested would become immediately and fully vested.

        Under Mr. Wright's employment agreement, as under our standard executive employment agreement, a termination "for cause" is a termination for (1) willful and substantial misconduct that materially injures us and is not corrected; (2) repeated neglect of duties or failure to act, which can reasonably be expected to materially and adversely affect our business or affairs, after written notice from us; (3) material breach of the confidentiality and related provisions of the employment agreement or of our policies; (4) commission of material fraud with respect to our business and affairs; (5) conviction of, or nolo contendere plea to, a felony; (6) demonstrable gross negligence or (7) habitual insobriety or use of illegal drugs adversely affecting the executive's duties. Termination "for good reason" means a termination for (a) any material breach by the Company of our obligations under the employment agreement; (b) any material reduction in the executive's duties, authority or responsibilities without the executive's consent; (c) any assignment to the executive of duties or responsibilities materially inconsistent with the executive's position and duties under the employment agreement without consent; (d) a relocation of the Company's principal executive officers or our determination to require the executive to be based more than 25 miles away; (e) depriving the executive of any material benefit plan and (f) failing to have a successor or assignee of the Company or someone acquiring substantially all of our assets specifically assume the employment agreement. The detriment must in each case persist for at least 20 days after the Company receives written notice from the executive before it constitutes termination for good reason.

Christopher C. Camut and Eric I. Richman

        Messrs. Camut and Richman are signatories to our standard executive employment agreement. Under this agreement, executives are paid an annual base salary, payable in equal periodic installments. The base salary is subject to review annually by the Compensation Committee and is subject to increase at the option and sole discretion of the Compensation Committee. Messrs. Camut and Richman are also eligible to receive, at the sole discretion of the Compensation Committee, an annual cash bonus of up to an additional 30%, initially, of their base salary. In addition, the executives are eligible for additional bonuses at the option and sole discretion of the Compensation Committee based on the achievement of certain pre-determined performance milestones and are eligible to receive such stock, option and other awards under our 2007 Plan as may be granted by the Compensation Committee or its designee in its sole discretion. The executives are also entitled to participate in our standard employee benefits package (including group medical, dental and vision insurance coverage, life insurance and death benefit and 401(k) plan participation).

        The agreements require that during his employment and for a period of 12 months following termination of the employment, the executive shall not directly or indirectly engage in the development, production, marketing or sale of products that compete with our products or assist others in a competing business or induce other employees of PharmAthene to terminate their employment with us or engage in a competing business. The executive is furthermore required to refrain from directly or indirectly disclosing any confidential information obtained while working at PharmAthene.

        If the executive voluntarily resigns employment or is terminated for cause (as defined under "—David P. Wright" above), he will have no further rights or claims against us except for the right to receive (i) the unpaid portion of his or her base salary on a pro-rata basis; (ii) payment of the executive's accrued but unpaid amounts and extension of applicable benefits in accordance with the terms of any incentive compensation, retirement, employee welfare or other employee benefit plans or programs of PharmAthene in which the executive is then participating in accordance with the terms of such plans or programs and (iii) reimbursement for any reasonable and necessary business and travel expenses.

        If the executive is terminated other than for cause or he resigns for good reason (as defined under "—David P. Wright" above), the executive is entitled to receive the payments in (i) through (iii) above as well as severance payments in the form of a continuation of his or her base salary in effect immediately prior to such termination for a period of 12 months following the effective date of the termination, payable in consideration for and only after he executes a general release containing terms reasonably satisfactory to us.

        Under his original employment agreement with us, Mr. Camut receives a base salary of $237,500 per year starting in 2007, subject to adjustments, and is eligible to receive annual bonus compensation at the option and discretion of the Compensation Committee. Mr. Camut's current salary effective January 1, 2009 is $276,000. Mr. Richman's original employment agreement provides for a base salary of $195,000 per year starting in 2003, subject to adjustments and eligibility to receive annual bonus compensation at the option and discretion of the Compensation Committee. Mr. Richman's current salary effective January 1, 2009 is $287,782.

 Equity Compensation Plan Information

        The following table provides information regarding the number of securities to be issued under our 2007 Plan (including those securities assumed by us under Former PharmAthene's 2002 Long-Term Incentive Plan), the weighted-average exercise price of options issued under the 2007 Plan and the number of securities remaining available for future issuance under the 2007 Plan, in each case as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,562,941	(1)	$4.30	404,570	(2)
	399,682	(3)	$3.50	—
Equity compensation plans not approved by security holders	—		—	—

Total	3,962,623		$4.23	404,570

(1)
Does not include 232,807 shares of restricted stock already issued under the 2007 Plan as of December 31, 2008.

(2)
Under our 2007 Plan, the number of shares available for issuance under such plan is automatically increased as of the first day of our fiscal year, beginning in 2009 and occurring each year thereafter through 2015, by a number that is equal to the least of (i) 1,100,000 shares, (ii) 2.5% of the outstanding shares of common stock as of the end of our immediately preceding fiscal year, and (iii) any lesser number of shares determined by the Board; provided, however, that the aggregate number of shares available for issuance pursuant to such increases may not exceed a total of 5,700,000 shares.

(3)
Represents options to purchase 399,682 shares previously granted under our 2002 Long-Term Incentive Plan, which were subsequently converted into options under the 2007 Plan.

        Further information regarding our 2007 Plan and the 2002 Plan assumed by us in the merger is contained in Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2008 contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2009.

2009 Bonus Program

        The Compensation Committee of the Board of Directors of the Company has adopted a bonus program (the "Bonus Program") for our executive officers and other employees to be identified from time to time by the Chief Executive Officer. The Bonus Program was established to provide for the payment to members of management and identified employees of a bonus that is linked to achievement of key corporate performance objectives and, in the case of executives, also to the achievement of key personal objectives which are approved by the Compensation Committee. The goal of the Bonus Program is to reward personnel by providing further compensation to members of management and identified employees based on the achievement of specified annual goals that the Compensation Committee and the Board of Directors believe correlate closely with the growth of long-term stockholder value. We believe that the Bonus Program will also promote greater communication and foster the appropriate feedback for enhanced productivity and effectiveness.

        The Bonus Program is intended to be applicable to the following members of management: the President and Chief Executive Officer, the Chief Financial Officer, the Senior Vice President-Business Development and Strategic Planning, the Senior Vice President-Operations, the Senior Vice President & General Counsel, the Vice President-Medical Director, Vice President-Regulatory Affairs and Quality and Vice President-Policy and Government Affairs. Annually and based upon the recommendations of the Chief Executive Officer and the Compensation Committee, the Board of Directors will approve (i) a target bonus pool amount; (ii) a target bonus payout for each executive in the Bonus Program, (iii) the financial achievement percentages and bonus modifiers that will be used to determine the component of the bonus based upon a comparison of the Company's financial and operational performance for the fiscal year against the Board approved financial and operating plan for the fiscal year, (iv) the executives' personal objectives for the fiscal year, and (v) the weight or importance of the corporate financial performance objectives and the personal objectives. After the end of each fiscal year, the Compensation Committee will measure the Company's actual financial performance and consider each executive's personal performance to determine the appropriate adjustment to the executive's target bonus.

        Determining the annual target bonus pool.    In each fiscal year, the Board of Directors will determine a target bonus pool for that fiscal year and determine how much of that pool should be allocated to executive officers and how much should be allocated to all other personnel. This pool will be a target which may be revised by the Board at their discretion.

        For fiscal year 2009, the target bonus pool has been established as the approximate sum of 30% of the aggregate base salary of the executive officers and certain other key employees and 10% of the aggregate base salary of all other employees of the Company.

        The pool is to be divided among the relevant executives with reference to the achievement of specific personal and corporate targets. The Compensation Committee shall have the discretion to award more or less than the initial pool amount; and any particular executive or key employee may be awarded a bonus that is greater or less than 30% of their base salary and any non-executive employee may be awarded a bonus that is greater or less than 10% of their base salary. Finally, the pool may be increased to the extent new executive officers and other employees may be hired during the year.

        Determining the annual target bonus.    During each fiscal year, the Compensation Committee shall determine the target bonus for each executive in the Bonus Program taking into account any terms regarding bonuses which may be contained in each executive's employment agreement. Under his employment agreement, Mr. Wright is eligible to receive a bonus equal to up 30% of his base salary. The Board will consider all factors that it deems relevant to such determination, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own bonus), competitive market conditions, and the Board's assessment of the level of growth reflected in the Company's financial performance objectives. The executives are not subject to a maximum bonus payout. All bonuses will be paid in cash.

        For fiscal year 2009, the target bonus payout for executive officers and certain other key employees has been set at 30% of the 2009 base salary of the relevant executive officer and such other key employees. The target bonus payout for non-executive employees has been set at 10% of the 2009 base salary of the relevant non-executive employee. These annual target bonus levels may be modified based upon the terms of employment agreements with our executives, which have been approved by the Chief Executive Officer and Board of Directors, as applicable, changes in market conditions or performance of the Company in each case in the sole discretion of the Board of Directors.

        Determining the financial achievement percentages, bonus modifiers and corporate financial plan.    In each fiscal year, the Compensation Committee will review with the executive team and establish corporate performance objectives for the fiscal year that will apply to all executive officers, including the chief executive officer and achievement percentages and bonus modifiers that will be used to evaluate the portion of the bonus applicable to each executive based upon the Company's financial performance. The Board will review and consider senior management's recommendations for financial achievement percentages, bonus modifiers and the fiscal year financial plan and discuss such recommendations with senior management before making final determinations.

        The Compensation Committee has established with management specific strategic goals for 2009 as follows, with percentage weighting reflecting the approximate percentage value to be placed upon the achievement of each target:

  1.
  Secure and successfully execute on our obligations under a rPA advanced development and procurement contract with BARDA. (25%)

  2.
  Secure adequate additional financing for the Company and strengthen balance sheet as needed. (20%)

  3.
  Secure a significant advanced development contract for Valortim® and secure Phase 2 funding for Protexia® under outstanding DoD contract. (20%)

  4.
  Financial performance in line with communications with respect to budgets and forecasts presented to the Board of Directors subject to later modifications presented to and approved by the Board. (10%)

  5.
  Achieve positive stock price performance and communications with the markets. (10%)

  6.
  Optimize infrastructure as appropriate to enhance chances of reaching profitability and improve execution capability. (15%)

        Determining personal objectives.    Also in each fiscal year, the Compensation Committee, will consider and approve each executive's personal objectives for the fiscal year. Each executive's personal objectives will be agreed upon by the executive and approved by our Chief Executive Officer (except with respect to his own personal objectives). The personal objectives of our Chief Executive Officer will be the corporate objectives for all executive officers.

        Determining relative weight of corporate performance objectives and personal objectives.    The Compensation Committee will also evaluate the weight or importance that will be placed on achievement of the corporate performance objectives and the personal objectives.

        Measuring performance.    After the end of the fiscal year, the Compensation Committee will measure the Company's actual performance (using the predetermined corporate achievement percentages) and assess each executive's personal performance against his or her personal objectives to determine the appropriate bonus allocable to each executive officer from the target bonus pool. The Committee will consider the executive's overall contribution to the Company's success and, in the case of executives other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. In determining the appropriate bonuses, the Compensation Committee will also consider other performance considerations related to unforeseen events occurring during the fiscal year. In appropriate circumstances, the Committee has discretion to award a bonus that is less than the amount determined by the procedures outlined above, including to award no bonus at all or greater than the amounts that might be determined by the procedures outlined above.

        DolmatConnell & Associates, our compensation consultant, reviewed the structure of our Bonus Program in 2007 and at that time made recommendations which have been incorporated into the Bonus Program and have not been materially changed since then. DolmatConnell was engaged in 2007 to review and make recommendations with respect to compensation of directors, executive officers and other employees, the Compensation Committee charter and to advise the Compensation Committee as to best practices in committee rules and procedures.

 Certain Relationships and Related Transactions

        There are no familial relationships among our directors, nominees and/or executive officers.

        On May 2, 2007, the individuals identified below adopted stock purchase plans intended to comply with the provisions of SEC Rule 10b5-1. The shares were purchased through an NASD member firm at its discretion, subject to the terms of the plans. Pursuant to the adopted plans, the individuals, John Pappajohn, Matthew Kinley and Derace Schaffer, M.D. agreed to make the following open market purchases:

	Total Shares	Share Limit Per Day
John Pappajohn	100,000 shares	10,000 shares
Derace Schaffer, M.D.	100,000 shares	10,000 shares
Matthew Kinley (former President of the Company)	50,000 shares	5,000 shares

        The aggregate number of shares that were purchased did not exceed 250,000 shares. Further, each adopted a daily limit on the number of shares purchased of not more than 25,000 shares. The individuals purchased shares at prices up to $7.60 per share. The plans expired on August 3, 2007.

        Prior to the conclusion of the Special Meeting of Stockholders commenced on August 2, 2007 at which the Stockholders voted to approve our merger, during a period when they were not then aware of any material nonpublic information regarding PharmAthene or its securities, the management of PharmAthene, and/or their affiliates engaged in certain public market purchases, as well as private purchases, of securities.

        On August 2, 2007, each of John Pappajohn and Derace Schaffer, M.D. purchased 100,000 shares of common stock and Matthew Kinley purchased 50,000 shares of common stock. In addition, HealthCare Ventures VII, L.P. and funds affiliated with MPM Capital L.P. each purchased 125,000 shares of our common stock. On August 3, 2007, prior to the consummation of the merger, each of John Pappajohn, Derace Schaffer, M.D. and David P. Wright purchased 60,000 shares, 40,000 shares and 50,000 shares, respectively, of common stock and HealthCare Ventures VII, L.P. and funds affiliated with MPM Capital L.P. each purchased an additional 125,000 shares of our common stock.

        In connection with the merger, as previously disclosed, PharmAthene, its principal Stockholders and its advisors had been contacted by third party investors (collectively, the "New Investors") indicating an interest in making an investment in PharmAthene through the purchase of a significant number of shares of common stock in privately negotiated transactions with our existing Stockholders but required that, in connection with the purchases, they receive additional shares of our common stock from our founders and from certain Stockholders of Former PharmAthene, receiving shares of our common stock as a result of the merger.

        As a result, our principal Stockholders and management team entered into agreements to provide the New Investors with these additional shares contingent upon the approval and consummation of the merger and advised the New Investors that they were required to obtain the right to vote the shares to be purchased and vote any shares so purchased in favor of the proposals before the Special Meeting of Stockholders or obtain from the sellers of such shares a vote in favor of the proposals. The New Investors purchased, in the aggregate, 2,429,360 shares of our common stock. The purchase option agreements entered into by John Pappajohn, Derace Schaffer, M.D., Edward Berger, Wayne Schellhammer and Matthew Kinley, our founders and executive officers and directors prior to the merger (collectively, the "HAQ Insiders"), and the New Investors granting the New Investors options to acquire up to 1,266,752 shares of our common stock in the aggregate (which amount subject to reduction pro rata to the extent that less than 2,800,000 shares of our common stock was purchased by the New Investors); since only 2,429,360 shares of common stock were purchased by the New Investors in the aggregate, 1,099,070 shares became subject to the options. The options were purchased for an aggregate purchase price of $100 and the exercise price per share was $.0001 per share. The options became exercisable in August 2008 and have been exercised in full.

        The HAQ Insiders were entitled to certain registration rights for their IPO Shares, as described in our IPO prospectus and in the definitive proxy statement filed with the SEC on July 16, 2007. These rights provided that the holders of the majority of these pre-IPO shares would be entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares were able to elect to exercise these registration rights at any time. In addition, the HAQ Insiders had certain "piggy-back" registration rights on registration statements. The New Investors, as assignees of the HAQ Insiders of the pre-IPO shares, also became entitled to these registration rights. We filed a registration statement on Form S-3 covering the resale of these shares (to the extent such shares could not already be sold without restrictions), which was declared effective by the SEC on February 10, 2009.

        Pursuant to an assignment agreement, HealthCare Ventures VII, L.P, funds affiliated with MPM Capital L.P. and funds affiliated with Bear Stearns Health Innoventures Management, LLC, all of which were Stockholders of Former PharmAthene, agreed to assign to the New Investors an aggregate of up to 479,252 shares that would otherwise be received by them as part of the merger. Under the terms of the Merger Agreement, the number of shares issuable to the Stockholders of Former PharmAthene could be adjusted upward by up to 337,500 shares of our common stock (the "Adjustment Shares") in the event that our Stockholders holding in excess of 5% of our IPO shares voted against the merger and sought to convert their shares. The total number of Adjustment Shares was computed to be 197,844 shares. These Stockholders of Former PharmAthene assigned their right to receive their pro rata portion of these Adjustment Shares (an aggregate of 300,688 shares) to the New Investors, as well as an additional 217,548 shares issuable to them, in the aggregate, under the Merger Agreement. The New Investors entered into lock up agreements in form substantially similar to that executed by all other Stockholders of Former PharmAthene in connection with the merger.

        Also, prior to being elected to our Board of Directors in June 2008, pursuant to an informal, oral consulting arrangement with the Company, Dr. Schaffer attended meetings of the Board and, when called upon to do so, provided consultation in connection with those issues raised in which he has significant experience. In consideration of his efforts in this regard, in the fiscal year ended December 31, 2007, he received a fee of $5,000 and options to purchase 20,000 shares of the Company's common stock at an exercise price of $5.25 with 50% of such options vesting at the date of grant and the remainder vesting on the first anniversary of the date of grant, and in the year ended December 31, 2008 Dr. Schaffer received a fee of $20,000, and $5,000 in reimbursement of expenses. See also the section entitled "Director Compensation" above.

        Former PharmAthene entered into an agreement with Bear, Stearns & Co. Inc. on November 2, 2006 whereby it retained Bear Stearns as its financial advisor in connection with the proposed transaction with HAQ. As an initial payment against its total fee, Bear Stearns received an initial payment of $500,000, and once the merger closed, the remainder of the total $1,250,000 fee was paid.

        The Bear Stearns Companies, Inc. was the parent company of Bear, Stearns & Co. Inc. and Bear Stearns Asset Management, Inc., which is the sole manager of Bear Stearns Health Innoventures Management, LLC. Funds affiliated with Bear Stearns Health Innoventures Management, LLC beneficially owned approximately 5.7% of our outstanding voting shares through May 17, 2009 (they held 1.82% at May 31, 2009). In addition, Elizabeth Czerepak, a member of our Board until July 2008, was a member of Bear Stearns Health Innoventures Management, LLC.

        On August 3, 2007, holders of existing bridge notes of Former PharmAthene received 8% convertible notes in exchange for such bridge notes in connection with the HAQ merger. Since August 3, 2007, HealthCare Ventures VII, L.P., funds affiliated with MPM Capital L.P. and funds affiliated with Bear Stearns Health Innoventures Management, LLC have held 8% convertible notes in the aggregate principal amounts of $1,815,057, $4,709,554 and $2,541,079, respectively. Our director Dr. James Cavanaugh is a general partner of HealthCare Partners VII, L.P., which is the general partner of HealthCare Ventures VII, L.P. Our director Dr. Steven St. Peter, while affiliated with the MPM Funds, is not a member of the general partners and thus is not deemed to have beneficial ownership of the shares owned by the MPM Funds. As stated above, Elizabeth Czerepak, a member of our Board until July 2008, was also a member of Bear Stearns Health Innoventures Management, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based solely on our review of copies of these reports filed with the SEC, we believe there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and 10% beneficial owners for 2008, except that the following officers, directors and/or 10% stockholders did not file certain reports under Section 16(a) on a timely basis during 2008: Joan Fusco (one late Form 3 report).

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information, as of May 31, 2009, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's common stock by (i) each person known by us to be the owner of more than 5% of our outstanding shares of the Company's common stock, (ii) each director, nominee for director and executive officer and (iii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares(2)
Funds Affiliated with MPM Capital L.P.(3)	4,030,204	13.91%
HealthCare Ventures VII, L.P.(4)	3,558,135	12.41%
Hummingbird Microcap Value Fund, LP (and affiliates)(5)	1,326,417	4.67%
AmTrust Capital Management, Inc. (and affiliate)(6)	1,972,874	6.94%
Kelisia Holdings Limited (and affiliate)(7)	6,478,432	19.99	%(7)
John Pappajohn(8)**	883,124	3.09%
David P. Wright(9)**	833,042	2.88%
James H. Cavanaugh, Ph.D.(10)**	3,558,135	12.41%
Steven St. Peter, M.D.(11)**	30,828	*
John Gill(12)**	32,483	*
Joel McCleary(13)**	161,963	*
Derace L. Schaffer, M.D.(14)**	863,124	3.02%
Eric Richman(15)	255,601	*
Christopher Camut(16)	189,644	*
All directors and executive officers as a group (14 persons)	7,409,523	24.42%

*
Less than 1.0%

**
Director Nominee

(1)
Unless otherwise indicated in other footnotes, the address for each beneficial owner is c/o PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401.

(2)
Based on 28,427,950 shares of common stock outstanding as of May 31, 2009. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, Notes or subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the following footnotes or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3)
Consists of 3,489,443 shares of common stock held by MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P., MPM BioVentures III

  Parallel Fund, L.P. and MPM Asset Management Investors 2004 BVIII LLC, and 540,761 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $4,709,553.61 plus interest. MPM BioVentures III GP, L.P. and MPM BioVentures III LLC are the direct and indirect general partners of MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P. and MPM BioVentures III Parallel Fund, L.P. The members of MPM BioVentures III LLC and MPM Asset Management Investors 2004 BVIII LLC are Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas Simon III, Michael Steinmetz and Kurt Wheeler, who disclaim beneficial ownership of these shares except to the extent of their proportionate pecuniary interest therein. Dr. Steven St. Peter, a member of our Board of Directors, is affiliated with the MPM Funds, but is not a member of the general partners and thus is not deemed to have beneficial ownership of the shares owned by the MPM Funds. The address for the MPM Funds is The John Hancock Tower, 200 Clarendon Street, 54th floor, Boston, MA, 02116.

(4)
Consists of 3,317,243 shares of common stock and 208,409 shares of common stock issuable upon conversion of Notes in the principal amount of $1,815,056.92 plus interest. Dr. James Cavanaugh, a member of our Board of Directors, is a general partner of HealthCare Partners VII, L.P., which is the general partner of HealthCare Ventures VII, L.P. In such capacity he may be deemed to share voting and investment power with respect to these shares. Dr. Cavanaugh disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Dr. Cavanaugh owns options to purchase 32,483 shares of common stock which were exercisable as of May 31, 2009 or will be exercisable within 60 days thereof and are therefore included in this number (out of a total of 32,759 options held by Dr. Cavanaugh). The address for HealthCare Ventures VII, L.P. is 44 Nassau Street, Princeton, New Jersey 08542.

(5)
All information regarding Hummingbird Microcap Value Fund, LP, a Delaware limited partnership ("Hummingbird Microcap") and its affiliates is based on information disclosed in the Statement on Schedule 13G filed with the SEC on October 27, 2008. Of the 1,326,417 shares, (i) 623,382 shares may be deemed to be beneficially held by Hummingbird Microcap, (ii) 642,282 shares may be deemed to be beneficially held by Hummingbird Value Fund, LP, a Delaware limited partnership ("Hummingbird Value"), (iii) 48,453 shares may be deemed to be beneficially held by Hummingbird SPAC Partners, LP, a Delaware limited partnership ("Hummingbird SPAC") (together with Hummingbird Microcap and Hummingbird Value, the "Hummingbird Funds"), (iv) 1,314,117 shares may be deemed to be beneficially held by Hummingbird Management, LLC, a Delaware limited liability company ("Hummingbird LLC"), (v) 1,314,117 shares may be deemed to be beneficially held by Hummingbird Capital, LLC, a Delaware limited liability company ("Hummingbird Capital"), and (vi) 1,326,417 shares may be deemed to be held by Paul D. Sonkin. Hummingbird Management is the investment manager to each of the Hummingbird Funds. Hummingbird Capital is the general partner of each of the Hummingbird Funds. Paul D. Sonkin is the managing member of each of Hummingbird Management and Hummingbird Capital. By virtue of these relationships, each of Hummingbird Management, Hummingbird Capital and Mr. Sonkin may be deemed to beneficially own the shares of common stock owned by the Hummingbird Funds. The address for the Hummingbird Funds, Hummingbird Management, Hummingbird Capital and Paul D. Sonkin is 460 Park Avenue, 12th Floor, New York, New York 10022.

(6)
Includes shares issuable upon the exercise of 10,000 immediately vested options granted to Leap Tide Capital Management, Inc. (formerly known as AmTrust Capital Management, Inc.), a Delaware corporation ("AmTrust") effective March 10, 2009 in connection with a consulting agreement. All other information regarding AmTrust and its affiliate is based on information disclosed in a Statement on Schedule 13G (the "AmTrust 13G") filed with the SEC on October 27, 2008. According to the AmTrust 13G, each of AmTrust and Jan Loeb, its President and member of its board of directors, and a citizen of the United States, may be deemed to beneficially own the 1,962,874 shares of common stock (not including the 10,000 above). The address for AmTrust and Jan Loeb is 10451 Mill Run Circle, Owings Mills, Maryland, 21117.

(7)
In October 2008, Kelisia Holdings Limited, a limited company established under the laws of Cyprus ("Kelisia"), made an equity investment in us, providing gross proceeds of approximately $13.1 million. In the financing, Kelisia purchased 3,733,334 shares of our common stock at $3.50 per share. Kelisia also received 12-month warrants to purchase up to 2,745,098 additional shares of our common stock at an exercise price of $5.10 per share, subject to a stock ownership cap, following any warrant exercise, of 19.99% of our issued and outstanding common stock. The following is based on information disclosed in a Statement on Schedule 13D filed with the SEC on October 10, 2008: Kelisia is an indirect, wholly-owned subsidiary of Panacea Biotech Limited, a public limited company established under the laws of India ("Panacea Biotec"), and as such, Panacea Biotec may be deemed to have indirect beneficial ownership of the 6,478,432 shares of common stock. The address for Kelisia is 29 Theklas Lyssioti Street, Cassandra Centre 2nd Floor, 3731 Limassol, Cyprus. The address for Panacea Biotec is B-1 Extn./A-27, Mohan Co-op. Industrial Estate, Mathura Road, New Delhi -110044, India.

(8)
Includes 141,960 shares of common stock issuable upon exercise of warrants and options to purchase 30,000 shares of common stock. Mr. Pappajohn is the Chairman of our Board of Directors.

(9)
Includes 137,185 restricted shares (included herein irrespective of the vesting date), options to purchase 452,433 shares of common stock (representing the portion of options to purchase a total of 999,388 shares of common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof) and 6,109 shares of common stock issuable upon conversion of Notes. Mr. Wright is our President and Chief Executive Officer and a member of our Board of Directors.

(10)
Dr. Cavanaugh is a general partner of HealthCare Partners VII, L.P., which is the general partner of HealthCare Ventures VII, L.P. In such capacity, he may be deemed to share voting and investment power with respect to 3,317,243 shares of our common stock held by HealthCare Ventures VII, L.P. and 208,409 shares of common stock issuable to HealthCare Ventures VII, L.P. upon the conversion of Notes. Dr. Cavanaugh disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Dr. Cavanaugh's beneficially owned shares also include options to purchase 32,483 shares of our common stock (representing the portion of options to purchase a total of 32,759 shares of common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof), Dr. Cavanaugh's address is c/o HealthCare Ventures VII, L.P., 44 Nassau Street, Princeton, New Jersey 08542. Dr. Cavanaugh is a member of our Board of Directors.

(11)
Consists of options to purchase 30,828 shares of our common stock (representing the portion of options to purchase a total of 31,104 shares of our common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof). Dr. St. Peter is a member of our Board of Directors.

(12)
Consists of options to purchase 32,483 shares of common stock which were exercisable as of May 31, 2009 or will be exercisable within 60 days thereof and are therefore included in this number (out of a total of 32,759 options held by Mr. Gill). Mr. Gill is a member of our Board of Directors.

(13)
Includes options to purchase 57,483 shares of common stock (representing the portion of options to purchase a total of 82,759 shares of common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof) and 3,070 shares of common stock issuable upon the conversion of Notes. Mr. McCleary is a member of our Board of Directors.

(14)
Includes 141,960 shares of common stock issuable upon the exercise of warrants and options to purchase 30,000 shares of common stock. Dr. Schaffer is a member of our Board of Directors.

(15)
Includes 60,573 restricted shares (included herein irrespective of vesting date) and options to purchase a total of 194,093 shares of common stock (representing the portion of options to purchase a total of 343,046 shares of common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof) and 935 shares of common stock issuable upon the conversion of the Notes.

(16)
Includes 49,308 restricted shares (included herein irrespective of vesting date) and options to purchase a total of 140,336 shares of common stock (representing the portion of options to purchase a total of 284,480 shares of common stock that was exercisable as of May 31, 2009 or will become exercisable within 60 days thereof).

PROPOSAL 3

Ratification of Independent Auditors

General

        Our Audit Committee has appointed Ernst & Young LLP ("E&Y") as our independent registered public accountants for the fiscal year ending December 31, 2009. Although we are not required to have the Stockholders ratify the selection of E&Y as our independent auditors, we are doing so because we believe it is a matter of good corporate practice. If the Stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain E&Y but may retain such independent auditors in any event. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of PharmAthene and its Stockholders. Representatives of E&Y are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        On September 10, 2007, the Board terminated the engagement of LWBJ, LLP ("LWBJ"), as our independent registered public accountants and engaged E&Y, the independent registered public accountants of Former PharmAthene, the accounting acquirer in the merger, as the Company's independent registered public accountants for the fiscal year ended December 31, 2007. E&Y have been the independent registered accountants of Former PharmAthene since its inception. The termination of the engagement of LWBJ followed the closing of the Merger and the decision to terminate LWBJ was approved by the Company's Audit Committee. Prior to September 10, 2007, LWBJ acted as our independent registered public accountants since our inception on April 25, 2005.

        The report of LWBJ on the Company's balance sheets as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006, for the period from April 25, 2005 (date of inception) to December 31, 2005, and from the period from April 25, 2005 (date of inception) to December 31, 2006, respectively, did not contain an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles.

        During the period from April 25, 2005 (inception) to December 31, 2006 and any subsequent interim period preceding the termination, there were no disagreements with LWBJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LWBJ would have caused LWBJ to make reference to the subject matter of the disagreements in connection with our report on the financial statements for such years or subsequent interim periods. There were no reportable events as described in Item 304(a)(i)(v) of Regulation S-K during the period April 25, 2005 (inception) to December 31, 2006.

        We provided a copy of the foregoing disclosures to LWBJ and requested that LWBJ furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the Company's statements which were disclosed under Item 4.01(a) to our Form 8-K filed on September 14, 2007. A copy of the letter furnished by LWBJ in response to that request is filed as Exhibit 16.1 to that Form 8-K.

        During the two most recent fiscal years and the interim period preceding the engagement of E&Y, the Company has not consulted with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Votes Required

        Each share of our common stock has the right to cast one vote on the E&Y Appointment. Ratification and approval of the E&Y Appointment requires the favorable vote of a majority of the shares of our common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. As a result, abstentions from voting on the E&Y Appointment will have the same effect as a vote against the E&Y Appointment. However, broker non-votes are considered not to be present for voting on the E&Y Appointment and, consequently, do not count as votes for or against the E&Y Appointment and are not considered in calculating the number of votes necessary for approval.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 by LWBJ and E&Y:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$579,000	$338,720
Audit Related Fees(2)	$188,026	$291,305
Tax Fees(3)	$12,180	$15,880
All Other Fees	$—	$—

Total Fees	$779,206	$645,885

    (1)
    Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2007, fees for professional services provided by LWBJ were $20,720. Services provided by E&Y include services provided for Former PharmAthene prior to the merger. For the fiscal years ended December 31, 2008 and 2007, fees for professional services provided by E&Y were $579,000 and $318,000, respectively.

    (2)
    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to Sarbanes-Oxley compliance. For the fiscal year ended December 31, 2007, fees for professional services provided by LWBJ were $15,305. For the fiscal years ended December 31, 2008 and 2007, fees for professional services provided by E&Y were $188,026 and $276,000, respectively.

    (3)
    Tax Fees were paid for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions. For the fiscal years ended December 31, 2008 and 2007, fees for professional services provided by LWBJ were $12,180 and $15,880, respectively. E&Y did not provide tax related services in either fiscal year 2008 or 2007.

Pre-Approval of Audit and Permissible Non-Audit Services

        Our Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods, and each of the permitted non-auditing services described above has been pre-approved by the Audit Committee. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the registered independent public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION PROPOSAL.

 Other Information

Annual Report on Form 10-K

        Our Annual Report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2008 accompanies this proxy statement but does not constitute a part of our proxy solicitation materials. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this proxy statement upon written request to the following address: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this proxy statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Reports filed with the Securities and Exchange Commission

        We maintain an internet website at www.pharmathene.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendment to those reports, are available free of charge on our website under the heading "Investor Relations" (see "SEC Filings") immediately after they are filed with or furnished to the SEC.

Stockholder Proposals for 2010 Annual Meeting

        In order for a Stockholder proposal to be considered for inclusion in our proxy statement for the 2009 Annual Meeting pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company's offices no later than the close of business on                    , 2010 (120 days prior to the first anniversary of the date of this proxy statement).

        For any proposal that is not submitted for inclusion in next year's proxy statement by the deadline identified above, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (a) receives notice of the proposal more than 45 days prior to the anniversary of the date of this proxy statement and the Company advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter (subject to the right of the proposing stockholder to deliver a proxy statement and proxy of its own in compliance with the terms of Rule 14a-4(c)(2) under the Exchange Act), or (b) does not receive notice of the proposal at least 45 days prior to the anniversary of the date of this proxy statement.

        Any Stockholder who wishes to submit a Stockholder proposal should send it to PharmAthene, Inc., One Park Place, Suite 450, Annapolis, MD 21401, c/o Corporate Secretary.

Householding

        Beneficial owners of common stock who share a single address may receive only one copy of the Notice or the proxy materials, as the case may be, unless their broker, bank or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as "householding," is designed to reduce printing and mailing costs. If any beneficial shareowner(s) at such an address wish to discontinue householding and receive a separate copy of the Notice or the proxy materials, as the case may be, they may contact Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

By Order of the Board of Directors,
John Pappajohn Chairman

PHARMATHENE, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 5, 2009
11:00 a.m. New York Time

 The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401

Common Stock / CUSIP 71714G102

PharmAthene, Inc.
One Park Place, Suite 450
Annapolis, MD 21401	proxy

For The Annual Meeting To Be Held August 5, 2009

The undersigned hereby constitutes and appoints John Pappajohn and David P. Wright, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.0001 per share, of PharmAthene, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., New York time, on Wednesday, August 5, 2009 at The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated    , 2009 is hereby acknowledged.

This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” the proposal to amend our Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board of Directors;

•	“FOR” each stockholder nominee for director; and

•	“FOR” the proposal to ratify the appointment of Ernst & Young LLP as independent registered accounting firm for the Company for the fiscal year ending December 31, 2009.

If any other business is presented at the Annual Meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed and dated on other side)

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.  Proposal to amend our Amended and Restated Certificate of Incorporation to increase from eight to nine the maximum number of directors that may serve on the Board of Directors.

☐	For	☐	Against	☐	Abstain

2.  Election of Directors:

01	John Pappajohn

02	David P. Wright

03	Joel McCleary

04	John Gill

05	Derace L. Schaffer, M.D.

☐	Vote FOR all nominees listed (except as marked)	☐	Vote WITHHOLD AUTHORITY to vote for all nominees listed

FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

3. Proposal to ratify the appointment of Ernst & Young LLP as independent registered accounting firm for the Company for the fiscal year ending December 31, 2009.	☐	For	☐	Against	☐	Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box and indicate changes below:	☐

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

PHARMATHENE, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 5, 2009
11:00 a.m. New York Time

 The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401

8% Convertible Notes issued August 3, 2007

PharmAthene, Inc.
One Park Place, Suite 450
Annapolis, MD 21401	proxy

For The Annual Meeting To Be Held August 5, 2009

The undersigned hereby constitutes and appoints John Pappajohn and David P. Wright, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all 8% Convertible Notes issued August 3, 2007 of PharmAthene, Inc.(the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., New York time, on Wednesday, August 5, 2009 at The Westin Annapolis, 100 Westgate Circle, Annapolis, Maryland 21401, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated    , 2009 is hereby acknowledged.

This Proxy will be voted in accordance with the Noteholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:

•	“FOR” James H. Cavanaugh, Ph.D. and Steven St. Peter, M.D. as directors of the Company.

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.  Election of Directors:

01  James H. Cavanaugh, Ph.D.

02  Steven St. Peter, M.D.

☐ Vote FOR all nominees listed (except as marked)	☐ Vote WITHHOLD AUTHORITY to vote for all nominees listed

FOR all nominees listed, except that authority to vote withheld for the following nominee: Write the number of the nominee in the box provided to the right.

THIS PROXY IS SOLICITED ON BEHALF OF THE HOLDERS OF THE COMPANY’S 8% CONVERTIBLE NOTES ISSUED AUGUST 3, 2007.

Address change? Mark box and indicate changes below:	☐

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)

NOTE: When Notes are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.